Exhibit 10.1

Execution Version

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT, dated as of August 30, 2023 (this “PSA Amendment”), by and among ST US AR FINANCE LLC, a Delaware limited liability company (the “Buyer”), MEH, INC., a Nevada corporation and the direct parent of the Buyer (the “Servicer”), INO Therapeutics LLC, a Delaware limited liability company (“INO”), Therakos, Inc., a Florida corporation (“Therakos”), Mallinckrodt ARD LLC, a California limited liability company (“ARD”), SpecGx LLC, a Delaware limited liability company (“SpecGx”), and Mallinckrodt APAP LLC, a Delaware limited liability company (“APAP”, together with INO, Therakos, ARD and SpecGx, the “Originators” and each, an “Originator”), and consented to by Barclays Bank PLC, as administrative agent and lender, Deutsche Bank AG New York Branch, as lender, Morgan Stanley Bank, N.A., as lender, and MUFG Bank, Ltd., as lender.

W I T N E S S E T H:

WHEREAS, the Buyer, the Lenders and L/C Issuers from time to time party thereto and BARCLAYS BANK PLC, as administrative agent and collateral agent (“Administrative Agent”), are party to that certain ABL Credit Agreement, dated as of June 16, 2022 (as amended, restated, amended and restated, supplemented, refinanced or otherwise modified from time to time prior to August 23, 2023, the “Original Credit Agreement”);

WHEREAS, the Buyer, the Lenders and Administrative Agent have entered into that certain Amended and Restated Forbearance Agreement, dated as of August 23, 2023 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Forbearance Agreement”);

WHEREAS, concurrently herewith, the Buyer, the Lenders and Administrative Agent are entering into that certain Amendment No. 1 to ABL Credit Agreement, dated as of August 23, 2023, (the “Credit Agreement Amendment”; and the Original Credit Agreement as modified by the Credit Agreement Amendment, the “Credit Agreement”);

WHEREAS, the Buyer, the Servicer and the Originators that are party to that certain Sale Agreement, dated as of June 16, 2022 (the “Existing Sale Agreement”; and the Existing Sale Agreement as amended by the PSA Amendment, the “Sale Agreement”), pursuant to which, among other things, the Buyer purchases from the Originators, from time to time, all of the Originators’ accounts receivable and related rights;

WHEREAS, the Originators have requested that the Buyer and Servicer make certain amendments to the Existing Sale Agreement and that the Administrative Agent and the Required Lenders consent thereto, in accordance with Section 10.1 of the Existing Sale Agreement as further set forth herein, and the Buyer, the Servicer, the Required Lenders and Administrative Agent are willing to do so subject to the terms and conditions set forth herein; and

WHEREAS, in connection with the foregoing, (i) the Buyer, the Servicer and the Originators have agreed to enter into an amendment to the Existing Sale Agreement and (ii) the Servicer and the Originators have agreed to execute and deliver certain performance guaranties in favor of Administrative Agent for the benefit of the Secured Parties (the “Performance Guaranties”).

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.      Defined Terms. Capitalized terms used but not defined herein shall have the respective meanings assigned to such terms in the Amended Sale Agreement (as defined below) or the Credit Agreement.

SECTION 2.      Amendments. The Existing Sale Agreement is amended, effective as of the PSA Amendment No. 1 Effective Date (as defined below), to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the bold and double-underlined text (indicated textually in the same manner as the following example: bold and double-underlined text) as set forth in the Sale Agreement attached hereto as Exhibit A (the “Amended Sale Agreement”);

SECTION 3.      Representation & Warranties. In order to induce Buyer and the Servicer to enter into this Agreement and the Administrative Agent and Required Lenders to consent hereto, the Buyer, the Servicer and the Originators hereby represent and warrant to the Lenders and the Administrative Agent that, as of the PSA Amendment No. 1 Effective Date:

(a)            the execution, delivery and performance by the Buyer, the Servicer and the Originators of this PSA Amendment and each other Loan Document delivered pursuant to this PSA Amendment to which the Buyer, the Servicer or the Originators are a party, (a) have been duly authorized by all necessary corporate or other organizational action, and (b) do not (i) contravene the terms of any of the Buyer’s, the Servicer’s or any Originator’s Organization Documents, (ii) conflict with or result in any breach or contravention of, or the creation of any Lien (other than any Permitted Lien), or require any payment to be made under (x) any Contractual Obligation to which such Person is a party or (y) any material order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (iii) violate any Law; except with respect to any violation, conflict, breach or contravention or payment (but not creation of Liens) referred to in clauses (ii) and (iii), to the extent that such violation, conflict, breach, contravention or payment could not reasonably be expected to have a Material Adverse Effect; and

(b)            no material approval, consent, exemption, authorization, or other action by, notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Buyer, the Servicer or any of the Originators of this PSA Amendment or any other Loan Document delivered pursuant to this PSA Amendment except for (i) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect or (ii) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.      Conditions to Effectiveness of PSA Amendment. This PSA Amendment and the amendments to the Existing Sale Agreement as set forth in Section 2 hereof are subject to satisfaction (or waiver by the Administrative Agent, the Required Lenders, the Buyer and the Servicer) of the following condition precedent (the date of such satisfaction being the “PSA Amendment No. 1 Effective Date”):

(a)            The Administrative Agent, the Required Lenders, the Buyer and the Servicer shall have received counterparts of this Amendment No. 1 to Purchase and Sale Agreement, executed by a Responsible Officer of the Buyer, the Servicer and each Originator.

(b)            The Administrative Agent shall have received customary opinions from (i) Latham & Watkins LLP, with respect to matters of New York law and certain aspects of Delaware law, (ii) Brownstein Hyatt Farber Schreck, LLP, with respect to matters of Nevada law and (iii) Jones Walker LLP, with respect to matters of Florida law.

SECTION 5.      [Reserved].

SECTION 6.      Effects on Loan Documents.

(a)            On and as of the PSA Amendment No. 1 Effective Date, each reference in any Loan Document to “the Sale Agreement” shall mean and be a reference to the Amended Sale Agreement and each reference in the Amended Sale Agreement to “this Amendment,” “hereunder,” “hereof” or words of like import shall mean and be a reference to the Amended Sale Agreement.

(b)            Except as specifically amended hereby, all Loan Documents and the obligations of the Loan Parties under the Loan Documents shall continue to be in full force and effect and are hereby ratified and confirmed in all respects and shall not be affected by this PSA Amendment. Each Originator hereby ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party and confirms that each Loan Document to which such Loan Party is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects and shall remain in full force and effect according to its terms, and (ii) ratifies and reaffirms its prior grant and the validity of the Liens and security interests made pursuant to the Sale Agreement and confirms that all such Liens and security interests continue in full force and effect under the Loan Documents after giving effect to this PSA Amendment. Without limiting the generality of the foregoing, such security interests and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of such Originator under the Loan Documents, as amended by, and after giving effect to, this Amendment.

(c)            The execution, delivery and effectiveness of this PSA Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of the Loan Documents or in any way limit, impair or otherwise affect the rights and remedies of the Administrative Agent or the Lenders under the Loan Documents. This PSA Amendment and the Amended Sale Agreement shall not constitute a novation of the Sale Agreement or the other Loan Documents.

(d)            The Originators, the Servicer and the Buyer acknowledge and agree that, on and after the PSA Amendment No. 1 Effective Date, this PSA Amendment shall constitute a Loan Document for all purposes of the Amended Sale Agreement.

SECTION 7.      APPLICABLE LAW. THIS PSA AMENDMENT AND ANY CLAIM, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS PSA AMENDMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

SECTION 8.      Miscellaneous.

(a)            This PSA Amendment shall be binding upon and inure to the benefit of the Buyer and its successors and permitted assigns, the Servicer and its successors and permitted assigns and the Originators and their respective successors and permitted assigns.

(b)            To the extent permitted by applicable requirements of law, any provision of this PSA Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

(c)            Sections 10.6, 10.7(a) and 10.8 of the Amended Sale Agreement are incorporated herein by reference, mutatis mutandis.

(d)            This PSA Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this PSA Amendment by facsimile transmission or other electronic transmission (i.e., a “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this PSA Amendment. The words “execution,” “signed,” “signature,” and words of like import in or related to this PSA Amendment or any other document to be signed in connection with this Amendment shall be deemed to include electronic signatures, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this PSA Amendment as of the date first above written.

ST US AR FINANCE LLC, as Buyer

By:	/s/ Bryan M. Reasons
	Name:	Bryan M. Reasons
	Title:	President

INO THERAPEUTICS LLC, as Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

MALLINCKRODT ARD LLC, as Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

MALLINCKRODT APAP LLC, as Originator

By:	/s/ Stephen A. Welch
	Name:	Stephen A. Welch
	Title:	President

SPECGX LLC, as Originator

By:	/s/ Stephen A. Welch
	Name:	Stephen A. Welch
	Title:	President

THERAKOS, INC., as Originator

By:	/s/ Matthew T. Peters
	Name:	Matthew T. Peters
	Title:	Vice President of Tax and Treasurer

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

MEH, INC., as Servicer

By:	/s/ Bryan M. Reasons
	Name:	Bryan M. Reasons
	Title:	President

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

Agreed and Consented to by:

BARCLAYS BANK PLC, as Administrative Agent and a Lender

By:	/s/ Gideon Lapson
	Name:	Gideon Lapson
	Title:	Managing Director

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

DEUTSCHE BANK AG NEW YORK BRANCH, as Lender

By:	/s/ Philip Tancorra
	Name:	Philip Tancorra
	Title:	Director

By:	/s/ Lauren Danbury
	Name:	Lauren Danbury
	Title:	Vice President

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

MORGAN STANLEY BANK, N.A., as Lender

By:	/s/ Kevin Newman
	Name:	Kevin Newman
	Title:	Authorized Signatory

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

MUFG BANK, LTD. as Lender

By:	/s/ Giorgio Marchione
	Name:	Giorgio Marchione
	Title:	Vice President

[Signature Page to Amendment No. 1 to Purchase and Sale Agreement]

Exhibit A

Amended Sale Agreement

See attached.

~~Execution Version~~

EXHIBIT A to Amendment No. 1

PURCHASE AND SALE AGREEMENT

Dated as of June 16, 2022

as amended by Amendment No. 1, dated as of August 30, 2023

among

THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators,

MEH, INC.,

as Servicer,

and

ST US AR FINANCE LLC,

as Buyer

	CONTENTS

Clause	Subject Matter	Page
	ARTICLE I
	AGREEMENT TO PURCHASE AND SELL

SECTION 1.1	Agreement To Purchase and Sell	2
SECTION 1.2	Timing of Purchases	4
SECTION 1.3	Consideration for Purchases	4
SECTION 1.4	Purchase and Sale Termination Date	4
SECTION 1.5	Intention of the Parties	4

	ARTICLE II
	PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1	Purchase Report	5
SECTION 2.2	Calculation of Purchase Price	5

	ARTICLE III
	PAYMENT OF PURCHASE PRICE

SECTION 3.1	Initial Purchase Price Payment	6
SECTION 3.2	Subsequent Purchase Price Payments	6
SECTION 3.3	Allocation of Payments	6
SECTION 3.4	Settlement as to Specific Receivables; Reconveyance of Specific Receivables	7
SECTION 3.5	Letters of Credit	8

	ARTICLE IV
	CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS

SECTION 4.1	Conditions Precedent to Initial Purchase	9
SECTION 4.2	Certification as to Representations and Warranties	11
SECTION 4.3	Additional Originators	~~10~~11

	ARTICLE V
	REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

SECTION 5.1	Representations and Warranties	11
SECTION 5.2	Reaffirmation of Representations and Warranties by each Originator	~~17~~18

	ARTICLE VI
	COVENANTS OF THE ORIGINATORS
SECTION 6.1	Covenants	18
SECTION 6.2	Separateness Covenants	~~22~~23

	ARTICLE VII
	ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES

-i-

	CONTENTS

Clause	Subject Matter	Page

SECTION 7.1	Rights of the Buyer	25
SECTION 7.2	Responsibilities of the Originators	25
SECTION 7.3	Further Action Evidencing Purchases	~~24~~25
SECTION 7.4	Application of Collections	26
SECTION 7.5	Performance of Obligations	~~25~~26
SECTION 7.6	Servicing	~~25~~26

	ARTICLE VIII .
	PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1	Purchase and Sale Termination Events	27
SECTION 8.2	Remedies	28

	ARTICLE IX
	INDEMNIFICATION

SECTION 9.1	Indemnities by the Originators	28

	ARTICLE X
	MISCELLANEOUS

SECTION 10.1	Amendments, etc.	~~29~~30
SECTION 10.2	Notices, etc.	31
SECTION 10.3	No Waiver; Cumulative Remedies	31
SECTION 10.4	Binding Effect; Assignability	~~30~~31
SECTION 10.5	Governing Law	~~30~~32
SECTION 10.6	Costs, Expenses and Taxes	32
SECTION 10.7	CONSENT TO JURISDICTION	~~31~~33
SECTION 10.8	WAIVER OF JURY TRIAL	33
SECTION 10.9	Captions and Cross References; Incorporation by Reference	33
SECTION 10.10	Execution in Counterparts	~~32~~33
SECTION 10.11	Third-Party Beneficiaries	~~32~~33
SECTION 10.12	No Proceeding	34
SECTION 10.13	Mutual Negotiations	34
SECTION 10.14	Limited Recourse	~~33~~34
SECTION 10.15	Limitation of Liability	~~33~~34
SECTION 10.16	Certain Defined Terms	~~33~~35

	SCHEDULES

Schedule I	List and Location of Each Originator
Schedule II	Location of Books and Records of Originators
Schedule III	Trade Names
Schedule IV	Notice Addresses
Schedule V	Designated Deposit Accounts
Schedule VI	Credit and Collection Policy

-ii-

CONTENTS

Clause	Subject Matter	Page

EXHIBITS

Exhibit A	Form of Purchase Report
Exhibit B	Form of Intercompany Loan Agreement
Exhibit C	Form of Joinder Agreement

-iii-

This PURCHASE AND SALE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of June 16, 2022 is entered into among the various entities listed on Schedule I hereto or that become parties hereto from time to time pursuant to Section 4.3 hereof (the “Originators” and each, an “Originator”), MEH, INC., a Nevada corporation (“MEH”), as the initial Servicer, and ST US AR FINANCE LLC, a Delaware limited liability company (the “Buyer”).

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in the ABL Credit Agreement, dated as of June 16, 2022, among Buyer, as borrower, the several banks and other financial institutions from time to time parties thereto as Lenders and L/C Issuers and Barclays Bank PLC, as administrative agent and collateral agent for the benefit of the Secured Parties (together with its successors and permitted assigns in such capacities, the “Administrative Agent”)~~(as the same may be~~ (as amended by that certain Amendment No. 1 to ABL Credit Agreement, dated as of August 23, 2023, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “ABL Credit Agreement”).

Certain capitalized terms used herein are defined in Section 10.16.

All references herein to months are to calendar months unless otherwise expressly indicated. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9. Unless the context otherwise requires, “or” means “and/or,” and “including” (and with correlative meaning “include” and “includes”) means including without limiting the generality of any description preceding such term.

BACKGROUND

1.             October 12, 2020, Mallinckrodt plc and certain of its affiliates (collectively, the “Debtors”) filed voluntary petitions with the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) initiating cases captioned In re Mallinckrodt plc, et al., Case No. 20-12522 (JTD) (Jointly Administered) under Chapter 11 of the Bankruptcy Code ~~(the “Chapter 11 Cases”)~~.

2.             On March 2, 2022, the Bankruptcy Court entered its Findings Of Fact, Conclusions Of Law, And Order Confirming Fourth Amended Joint Plan Of Reorganization (With Technical Modifications) Of Mallinckrodt Plc And Its Debtor Affiliates Under Chapter 11 Of The Bankruptcy Code (ECF No. 6660) (the “Confirmation Order”) confirming the Debtors’ Fourth Amended Joint Plan of Reorganization (With Technical Modifications) of Mallinckrodt plc and its Debtor Affiliates Under Chapter 11 of the Bankruptcy Code (the “Plan of Reorganization”).

3.             On August 28, 2023, the New Debtors (as defined in the ABL Credit Agreement) filed voluntary petitions for relief under Chapter 11 of the Bankruptcy Code, Case No. 23-11258 (JTD), commencing the New Chapter 11 Cases (as defined in the ABL Credit Agreement).

4.             The Restructuring Support Agreement contemplates the filing by the New Debtors of the New Chapter 11 Cases.

5.             ~~3~~. In connection with the ~~consummation of the Plan of Reorganization and the Debtors’ exit from bankruptcy pursuant to the Confirmation Order~~New Chapter 11 Cases, the Originators and the Buyer have agreed to enter into this Agreement.

6.             ~~4.~~ The Buyer is a bankruptcy remote special purpose vehicle that is a wholly-owned indirect subsidiary of Mallinckrodt plc, an Irish public limited company (the “Company”), and one of the New Debtors in the New Chapter 11 Cases. All of the issued and outstanding membership interests of Buyer are owned by MEH.

7.             ~~5.~~ Each Originator is a wholly-owned indirect subsidiary of the Company, and one of the New Debtors in the New Chapter 11 Cases. The Originators generate Receivables in the ordinary course of their businesses.

8.             ~~6.~~ The Originators, in order to finance their respective businesses, wish to sell Receivables and the Related Rights and Related Security to the Buyer, and the Buyer is willing to purchase such Receivables and the Related Rights and Related Security from the Originators, on the terms and subject to the conditions set forth herein.

9.             ~~7.~~ The Originators and the Buyer intend each such transaction to be a true sale of Receivables and the Related Rights by each Originator to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Originators and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Originator.

10.           ~~8.~~ The Originators acknowledge that the Buyer intends to grant a security interest in the Receivables, Related Security and the Related Rights to the Administrative Agent for the benefit of the Secured Parties.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

Article I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1 Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator, severally and for itself, agrees to sell to the Buyer, and the Buyer agrees to purchase from such Originator from time to time on or after the Closing Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest (but not obligations) in and to:

(a)       each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the date (the “Cut-Off Date”) that is (i) with respect to each Originator party hereto on the Closing Date, 1 Business Day prior to the Closing Date, and (ii) with respect to any Originator that first becomes a party hereto after the Closing Date, 1 Business Day prior to the date on which such Originator becomes a party hereto or such other date as the Buyer and such Originator agree to in writing;

(b)     each Receivable generated by such Originator from and including the Cut-Off Date to but excluding the Purchase and Sale Termination Date;

(c)      all rights to, but not the obligations of, such Originator under all Related Security with respect to any of the foregoing Receivables;

(d)      all monies due or to become due to such Originator with respect to any of the foregoing;

(e)      all books and records of such Originator to the extent related to any of the foregoing; and

(f)       all Collections and other proceeds (as defined in the UCC) of any of the foregoing that are or were received by such Originator on or after the Cut-Off Date, including, without limitation, all funds which either are received by such Originator, the Buyer or the Servicer from or on behalf of the Account Debtors in payment of any amounts owed (including, without limitation, invoice price, finance charges, interest and all other charges) in respect of any of the above Receivables or Related Security or are applied to such amounts owed by the Account Debtors (including, without limitation, any insurance payments that such Originator, the Buyer or the Servicer applies in the ordinary course of its business to amounts owed in respect of any of the above Receivables or Related Security, and net proceeds of sale or other disposition of repossessed goods or other collateral or property of the Account Debtors in respect of any of the above Receivables or any other parties directly or indirectly liable for payment of such Receivables).

(g)      all rights, remedies, powers, privileges, title and interest (but not obligations) with respect to the Receivables sold hereunder; and

(h)      all rights, remedies, powers, privileges, title and interest (but not obligations) in and to all Interim Deposit Accounts, Designated Deposit Accounts, Controlled Accounts and Agent Deposit Accounts into which any Collections or other proceeds with respect to such Receivables may be deposited (which Interim Deposit Accounts existing on the Closing Date shall be transferred to the Buyer under a separate agreement prior to the Initial Borrowing Date), and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC).

All purchases hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of the Originators set forth in this Agreement and each other Loan Document. No obligation or liability to any Account Debtor or any other Person on any Receivable is intended to be assumed by the Buyer hereunder, and any such assumption is expressly disclaimed. The Buyer’s foregoing agreement to purchase Receivables and the proceeds and rights described in clauses (c) through (h) (collectively; the “Related Rights”), is herein called the “Purchase Facility.”

SECTION 1.2 Timing of Purchases.

(a)      Closing Date Purchases. Effective on the Closing Date, each Originator hereby sells to the Buyer, and the Buyer hereby purchases, such Originator’s entire right, title and interest in, to and under (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, and (iii) all Related Rights and Related Security with respect thereto.

(b)      Subsequent Purchases. After the Closing Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be, and shall be deemed to have been, sold by such Originator to the Buyer (and without further action other than the payment of the Purchase Price) on the date on which such Receivable is generated (or if such day is not a Business Day, the following Business Day) (the Payment Date on which the sale of a Receivable takes place, the “Sale Date” with respect to such Receivable).

SECTION 1.3 Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay the Purchase Price for the Receivables and Related Rights to the Originators in accordance with Article III.

SECTION 1.4 Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2(a) and (b) the first Payment Date to occur following the day on which the Originators shall have given written notice to the Buyer and the Administrative Agent at or prior to 10:00 a.m. (New York City time) that the Originators desire to terminate this Agreement; provided that the Originators shall not be entitled to give such notice unless and until all Obligations under the ABL Credit Agreement have been paid in full in cash and all Revolving Credit Commitments under the ABL Credit Agreement have been permanently terminated.

SECTION 1.5 Intention of the Parties. It is the express intent of each Originator and the Buyer that each conveyance by such Originator to the Buyer pursuant to this Agreement of the Receivables, including without limitation, all Receivables, if any, constituting general intangibles as defined in the UCC, and all Related Rights be construed as a valid and perfected sale and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Buyer (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Buyer be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Buyer that (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC and (ii) such Originator shall be deemed to have granted to the Buyer as of the date of this Agreement, and such Originator hereby grants to the Buyer and the Administrative Agent (as assignee of the Buyer for the benefit of the Secured Parties), a security interest in, to and under all of such Originator’s right, title and interest in and to: (A) the Receivables and the Related Rights now existing and hereafter created by such Originator transferred or purported to be transferred hereunder, (B) all monies due or to become due and all amounts received with respect thereto and (C) all books and records of such Originator to the extent related to any of the foregoing.

Article II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1 Purchase Report. On the Closing Date and on the 20th day of each Fiscal Month (each such date, a “Monthly Purchase Report Date”) , the Servicer shall deliver to the Administrative Agent, the Buyer and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)      Receivables purchased by the Buyer from the Originators on the Closing Date (in the case of the Purchase Report to be delivered on the Closing Date); and

(b)      Receivables purchased by the Buyer from the Originators during the Fiscal Month immediately preceding such Monthly Purchase Report Date (in the case of each subsequent Purchase Report).

SECTION 2.2 Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator in accordance with the terms of Article III for the Receivables and the Related Rights that are purchased hereunder from such Originator shall be determined in accordance with the following formula:

PP	=	(OB x FMVD) minus any Purchase Price Credits to be credited against the Purchase Price otherwise payable where:

PP	=	Purchase Price for each Receivable as calculated on the relevant Payment Date.

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date.

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to the quotient (expressed as percentage) of (a) one, divided by (b) the sum of (i) one, plus (ii) the product of (A) 0.0625, times (B) a fraction, the numerator of which is the Days’ Sales Outstanding (calculated as of the most recently ended Fiscal Month) and the denominator of which is 360.

provided, that to the extent the purchase price for any receivables is paid with a Letter of Credit, the FMVD shall be adjusted such that the outstanding balance of receivables acquired upon payment of such purchase price is 105% of the Outstanding Balance of receivables that would be acquired if such purchase price were paid in cash or with an Intercompany Loan.

“Payment Date” means (i) the date of initial borrowing, by the Buyer, under the ABL Credit Agreement and (ii) each Business Day thereafter that the Originators are open for business.

Article III

PAYMENT OF PURCHASE PRICE

SECTION 3.1 Initial Purchase Price Payment.

On the terms and subject to the conditions set forth in this Agreement, the Buyer agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Closing Date in a combination of (a) cash of the Buyer, (b) Existing Letters of Credit and/or (c) the proceeds from time to time of loans drawn by the Buyer, as borrower, under an intercompany loan agreement in the form of Exhibit B (“Intercompany Loan Agreement”) (each such loan, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all loans drawn from time to time in substitution therefor or renewal thereof in accordance with the terms hereof and the terms of the Intercompany Loan Agreement, each being herein called an “Intercompany Loan”) with an initial principal amount equal to the remaining portion of the Purchase Price payable to such Originator not otherwise paid in cash or Existing Letters of Credit.

SECTION 3.2 Subsequent Purchase Price Payments.

On each Payment Date subsequent to the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Buyer shall pay to each Originator the Purchase Price for the Receivables and the Related Rights sold by such Originator on such Payment Date in a combination of (a) cash of the Buyer, (b) Letters of Credit and/or (c) proceeds of a borrowing under the Intercompany Loan Agreement; provided, that any Receivables generated by the Originators from and after the commencement of the New Chapter 11 Cases through the entry of the Interim Order that were not sold to the Buyer due to the operation of the automatic stay, shall be sold to the Buyer immediately upon the entry of the Interim Order.

SECTION 3.3 Allocation of Payments.

All amounts paid by the Buyer in cash to any Originator shall be allocated first to the payment of accrued and unpaid interest on the Intercompany Loan of such Originator and second to the repayment of the principal outstanding on the Intercompany Loan of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose. The applicable Originator shall make all appropriate record keeping entries with respect to each of the Intercompany Loans to reflect the foregoing payments, and the Originator’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Intercompany Loans at any time.

SECTION 3.4 Settlement as to Specific Receivables; Reconveyance of Specific Receivables; Purchase Price Adjustments.

(a)      If, (i) on the day of purchase of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Section 5.1(k), Section 5.1(l), Section 5.1(m), Section 5.1(x), Section 5.1(z) or Section 5.1(aa) are not true with respect to such Receivable or (ii) as a result of any action or (other than with respect to Section 5.1(z)) inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Account Debtor) of such Originator, on any subsequent day, any of such representations or warranties set forth in Section 5.1(k), Section 5.1(l), Section 5.1(m), Section 5.1(x), Section 5.1(z) or Section 5.1(aa) is no longer true with respect to such Receivable, then the Originator of such Receivable shall immediately (A) pay the Purchase Price for such Receivable to the Buyer to a Designated Deposit Account or Controlled Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties and (B) notify the Administrative Agent of such occurrence; provided, that if the Buyer thereafter receives payment on account of the Outstanding Balance of such Receivable, the Buyer promptly shall deliver such funds to such Originator.

(b)     If, on any day, the Outstanding Balance of any Receivable purchased hereunder is reduced or adjusted as a result of (A) any defective, rejected, returned, repossessed or foreclosed goods or services, (B) any revision, cancellation, credit memo, warranty payment, default or other adjustment made by any Originator, the Servicer or any Affiliate of the Servicer (other than U.S. GAAP Ordinary Course Reserves and other than as a result of the receipt of Collections on such Pool Receivable) or (C) any setoff, counterclaim or dispute between an Account Debtor and any Originator, the Servicer or their respective Affiliates (other than the Buyer, and whether arising from the transaction giving rise to such Pool Receivable or any unrelated transaction), then

(i)     solely with respect to any such Receivables that were Eligible Accounts for purposes of the most recent Borrowing Base Certificate delivered to the Agent, each Originator of any such Receivables shall, promptly (A) pay the Purchase Price for such Receivables to the Buyer to a Designated Deposit Account or Controlled Account (or as otherwise directed by the Administrative Agent at such time) for the benefit of the Credit Parties and (B) notify the Administrative Agent of such occurrence; provided, that no such notification or repayment shall be required so long as (x) the Pro Forma Availability, after giving effect to such adjustment, is not less than $50,000,000, and (y) no Dominion Period has occurred and is continuing, or would begin upon giving effect to such reduction or adjustment; and

(ii)   solely with respect to any such Receivables that were not Eligible Accounts for purposes of the most recent Borrowing Base Certificate delivered to the Agent, the Buyer shall be entitled to a credit (each, a “Purchase Price Credit”) against the Purchase Price otherwise payable hereunder equal to the Outstanding Balance of such Receivables or, if applicable, the amount by which the Outstanding Balance of such Receivables was reduced as a result thereof; provided, that no Purchase Price Credit shall include any amount to the extent the same represents losses in respect of Receivables that are uncollectible on account of the insolvency, bankruptcy, lack of creditworthiness or other financial or credit condition of the related Account Debtor; provided, further, that no Purchase Price Credits shall be applied to reduce the Purchase Price otherwise payable hereunder until the aggregate amount of unapplied Purchase Price Credits is equal to $2,500,000 (at which time the aggregate amount of such unapplied Purchase Price Credits shall be applied).

(c)    Any Purchase Price received by the Buyer in accordance with Section 3.4(a) and/or Section 3.4(b) shall be applied, within 15 days of receipt of notice in respect thereof, at the Administrative Agent’s discretion in accordance with Section 2.21 of the ABL Credit Agreement.

(d)      In the event that an Originator has made a cash payment to the Buyer equal to the full Outstanding Balance of any Receivable pursuant to Section 3.4(a) and/or Section 3.4(b), the Buyer shall automatically and without further action reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Buyer.

(e)      Although the Purchase Price for each Receivable purchased after the date hereof shall be due and payable by the Buyer to the Originator on the applicable Payment Date, a reconciliation of the Purchase Prices between Buyer and each Originator may be effected on any date of determination thereafter to the extent there is an increase or decrease to the Outstanding Balance of such Receivable as a result of an increase or decrease in the U.S. GAAP Ordinary Course Reserves with respect to such Receivable.

SECTION 3.5 Letters of Credit.

(a)      An Originator may request that the Purchase Price for Receivables sold by such Originator on a Sale Date be paid by the Buyer procuring the issuance of a Letter of Credit by the L/C Issuer. Upon the request of an Originator, and on the terms and conditions for issuing Letters of Credit under the ABL Credit Agreement (including any limitations therein on the amount of any such issuance), the Buyer agrees to submit an L/C Application to the L/C Issuer for the issuance of, on the Sale Dates specified by such Originator, Letters of Credit on behalf of the Buyer and, if applicable, on behalf of or for the account of such Originator (or an Affiliate of such Originator that is acceptable to the L/C Issuer in the L/C Issuer’s sole discretion) in favor of the beneficiaries specified by such Originator. The aggregate stated amount of the Letters of Credit issued on any Sale Date on behalf of such Originator or an Affiliate of such Originator shall constitute a credit against the aggregate Purchase Price otherwise payable by the Buyer to such Originator. To the extent that the aggregate stated amount of the Letters of Credit being issued during the Interest Period (or portion thereof) most recently ended prior to such Payment Date exceeds the aggregate Purchase Price payable by the Buyer to such Originator on such Payment Date, such excess shall be deemed to be (i) a reduction in the outstanding principal balance of (and, to the extent necessary, the accrued but unpaid interest on) the Intercompany Loan payable to such Originator, to the extent the outstanding principal balance (and accrued interest) is greater than such excess and/or (ii) a reduction in the Purchase Price payable on the Payment Dates immediately following the date any such Letter of Credit is issued. In the event that any such Letter of Credit issued as contemplated under this Section 3.5 expires or is cancelled or otherwise terminated with all or any portion of its stated amount undrawn, or has its stated amount decreased (for a reason other than a drawing having been made thereunder), then an amount equal to such undrawn amount or such reduction, as the case may be, shall either be paid in cash to such Originator on the next Payment Date or, if the Buyer does not then have cash available therefor, shall be deemed to be added to the outstanding principal balance of the Intercompany Loan payable to such Originator. Under no circumstances shall such Originator (or any Affiliate thereof (other than the Buyer)) have any reimbursement or recourse obligations in respect of any Letter of Credit.

(b)      In the event that an Originator requests that any purchases be paid for by the issuance of a Letter of Credit hereunder, such Originator shall on a timely basis provide the Buyer with such information as is necessary for the Buyer to obtain such Letter of Credit from the L/C Issuer, and shall notify the Buyer, the Servicer and the Administrative Agent of the allocations described in clause (a) above. Such allocations shall be binding on the Buyer and such Originator absent manifest error.

(c)     The Originators acknowledge that each Letter of Credit shall be subject either to the Uniform Customs and Practice for Documentary Credits (2007 Revision), International Chamber of Commerce Publication No. 600, and any amendments or revisions thereof adhered to by the L/C Issuer or the International Standby Practices (ISP98-International Chamber of Commerce Publication Number 590), and any amendments or revisions thereof adhered to by the L/C Issuer as of the date of issuance, as determined by the L/C Issuer, in each case subject to the terms and conditions set forth in the ABL Credit Agreement.

Article IV

CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS

SECTION 4.1 Conditions Precedent to Initial Purchase. The initial purchase hereunder is subject to the condition precedent that the Buyer and the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance satisfactory to the Buyer and the Administrative Agent:

(a)      a copy of the resolutions or unanimous written consent of the board of directors or other governing body of each Originator approving this Agreement and the other Loan Documents to be executed and delivered by it and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of such Originator;

(b)     good standing certificates for each Originator issued as of a recent date acceptable to the Buyer and the Administrative Agent by the Secretary of State (or similar official) of the jurisdiction of such Originator’s organization or formation and each other jurisdiction where such Originator is required to be qualified to transact business, except where the failure to be so qualified would not reasonably be expected to have an Originator Material Adverse Effect;

(c)      a certificate of a Responsible Officer of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign this Agreement and the other Loan Documents to be executed and delivered by it (on which certificate the Servicer, the Buyer, the Administrative Agent and each Lender may conclusively rely until such time as the Servicer, the Buyer and the Administrative Agent shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)    the certificate of formation, articles of incorporation or articles of organization of each Originator (including all amendments and modifications thereto), as applicable, duly certified by the Secretary of State of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement or other governing documents of such Originator (including all amendments and modifications thereto), as applicable, each duly certified by the Secretary or an Assistant Secretary of such Originator;

(e)      proper financing statements (Form UCC- 1) that have been duly authorized and name each Originator as the debtor/seller and the Buyer as the buyer/assignor secured party (and the Administrative Agent, for the benefit of the Secured Parties, as assignee secured party) of the Receivables sold by such Originator as may be necessary or, in the Buyer’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Buyer’s ownership or security interest in such Receivables and the Related Rights in which an ownership or security interest has been assigned to it hereunder;

(f)      a written search report from a Person satisfactory to the Buyer and the Administrative Agent listing all effective financing statements that name the Originators as debtors or sellers and that are filed in all jurisdictions in which filings may be made against such Originator pursuant to the applicable UCC, together with copies of such financing statements (none of which, except for those released or terminated, as the case may be, prior to the date hereof), shall cover any Receivable or any Related Rights which are to be sold to the Buyer hereunder), and tax and judgment lien search reports (including, without limitation, liens of the PBGC) from a Person satisfactory to the Buyer and the Administrative Agent showing no evidence of such liens filed against any Originator;

(g)      customary opinions of counsel to the Originators and the Servicer, addressed to the Administrative Agent and each Lender under the ABL Credit Agreement, in form and substance satisfactory to the Administrative Agent covering such matters as the Administrative Agent shall have reasonably requested, including, without limitation, (i) certain corporate and no conflict matters (including non-contravention of the Company Credit Agreement), (ii) certain New York enforceability matters, (iii) certain true-sale and bankruptcy consolidation matters and (iv) certain UCC creation and perfection matters;

(h)     a copy of the Intercompany Loan Agreement duly executed by parties thereto and copies of each Intercompany Loan in favor of each Originator, duly executed by the Buyer; and

(i)       evidence (i) of the execution and delivery by each of the parties thereto of each of the other Loan Documents to be executed and delivered by it in connection herewith and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Loan Documents has been satisfied to the Buyer’s and the Administrative Agent’s satisfaction.

SECTION 4.2 Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such Originator, shall be deemed to have certified that (i) the representations and warranties of such Originator contained in Article V are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation and warranty shall be true and correct as made) on and as of the date the applicable Receivables are sold to the Buyer hereunder and (ii) no Purchase and Sale Termination Event, Unmatured Purchase and Sale Termination Event, Default or Event of Default has occurred and is continuing, or would result from the sale of such Receivables.

SECTION 4.3 Additional Originators. Additional Persons may be added as Originators hereunder, with the prior written consent of the Buyer and the Administrative Agent (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent on or before the date of such addition:

(a)      the Servicer shall have given the Buyer and the Administrative Agent at least thirty days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Buyer, the Administrative Agent or any Lender may reasonably request;

(b)    such proposed additional Originator shall have executed and delivered to the Buyer and the Administrative Agent an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(c)      such proposed additional Originator shall have delivered to the Buyer and the Administrative Agent each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance satisfactory to the Buyer and the Administrative Agent;

(d)      no Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event shall have occurred and be continuing; and

(e)      no Default or Event of Default shall have occurred and be continuing;

(f)      the Administrative Agent shall have received, and be satisfied with, the final report in respect of the a field exam conducted on each Additional Originator by a third party acceptable to the Administrative Agent.

Article V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

SECTION 5.1 Representations and Warranties. In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, each Originator hereby represents and warrants to Buyer and to the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) with respect to itself that each representation and warranty set forth in this Section is true and correct with respect to it and the Receivables sold by it hereunder on the day such Receivables are sold by it hereunder:

(a)      Organization and Good Standing. Such Originator is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, with the power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.

(b)      Due Qualification. Such Originator is duly qualified to do business, is in good standing as a foreign entity and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have an Originator Material Adverse Effect.

(c)      Power and Authority; Due Authorization. Such Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Loan Documents to which it is a party, (B) perform its obligations under this Agreement and the other Loan Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party have been duly authorized by such Originator by all necessary action and (C) grant a security interest in the Receivables and the Related Rights to the Buyer on the terms and subject to the conditions herein provided and (ii) has duly authorized by all necessary action such grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Loan Documents to which it is a party.

(d)      Binding Obligations. This Agreement and each of the other Loan Documents to which it is a party constitutes legal, valid and binding obligations of such Originator, enforceable against such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(e)      No Conflict or Violation. The execution and delivery of this Agreement and each other Loan Document to which such Originator is a party, the performance of the transactions contemplated by this Agreement and the other Loan Documents to which it is a party and the fulfillment of the terms of this Agreement and the other Loan Documents to which it is a party by it will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its organizational documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which it is a party or by which it or any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Agreement and the other Loan Documents or (iii) conflict with or violate any Applicable Law, except in the case of subclauses (i)(y), (ii) and (iii), to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect or an Originator Material Adverse Effect.

(f)      Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending, or to its knowledge threatened, against such Originator before any Governmental Authority: (i) asserting the invalidity of this Agreement or any of the other Loan Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or (iii) seeking any determination or ruling that could materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents, other than (i) objections to the entry of the Interim Order, (ii) objections to the entry of the Final Order, (iii) any challenge to the stipulations, admissions, and releases set forth in the Interim Order or the Final Order, as applicable, that is brought by a party in interest during the Challenge Period (as defined in the Interim Order or the Final Order, as applicable) or (iv) any action, suit, proceeding or investigation pending or to its knowledge threatened, in connection with the New Chapter 11 Cases, that is not, in the reasonable discretion of the Administrative Agent, reasonably likely to (x) result in a determination by a competent court of the invalidity of this Agreement or any of the other Loan Documents, (y) prevent the consummation of any of the transactions contemplated by this Agreement or any other Loan Document or (z) materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement or any of the other Loan Documents.

(g)      No Consents. Such Originator is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Governmental Authority in connection with the execution, delivery, or performance of this Agreement or any other Loan Document to which it is a party that has not already been obtained or the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect or an Originator Material Adverse Effect.

(h)      Compliance with Applicable Law. Such Originator (i) has duly satisfied all obligations on its part to be fulfilled under or in connection with the Receivables and the related Contracts and (ii) has complied in all material respects with all Applicable Law in connection with the Receivables.

(i)       Accuracy of Information. All information (other than projections) furnished to the Buyer, the Administrative Agent or any other Credit Party, directly or indirectly by or on behalf of such Originator in connection with the transactions contemplated by the Loan Documents and the negotiation of this Agreement is, when taken as a whole, complete and correct in all material respects and does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances under which such statements are made, and all projections have been prepared in good faith based upon accounting principles consistent with the historical audited financial statements of the Company and upon assumptions believed to be reasonable at the time made and at the time such projections are made available to the Buyer, the Administrative Agent or any other Credit Party. All Purchase Reports, certificates, reports, statements, documents and other information furnished to the Buyer, the Administrative Agent or any other Credit Party by it pursuant to any provision of this Agreement or any other Loan Document to which it is a party, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Loan Document to which it is a party, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Buyer, the Administrative Agent or such other Credit Party.

(j)       Names and Location. Except as described in Schedule III, such Originator has not used any corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Such Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where such Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

(k)      Credit and Collection Policy. Such Originator has complied in all material respects with its Credit and Collection Policy in regard to each Receivable sold by it hereunder and the related Contracts.

(l)       Eligible Accounts. Other than those Receivables, if any, identified in writing by such Originator to the Buyer and the Administrative Agent on or prior to the applicable Sale Date as not being Eligible Accounts (as defined in the ABL Credit Agreement), each Receivable sold, transferred or assigned hereunder by such Originator is an Eligible Account (as defined in the ABL Credit Agreement) on the applicable Sale Date.

(m)     Valid Sale. Each sale of Receivables and the Related Rights made by such Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

(n)      Margin Stock; Investment Company Act. Such Originator is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System), and no Purchase Price payments or proceeds under this Agreement will be used by it to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. Such Originator is not and is not required to be registered as an “investment company” under the Investment Company Act of 1940.

(o)      Other Loan Documents. Each representation and warranty made by such Originator under each other Loan Document to which it is a party is true and correct in all material respects as of the date when made.

(p)      No Material Adverse Effect. Since ~~December 31, 2021,~~the date hereof, there has been no Originator Material Adverse Effect.

(q)      Patriot Act; Sanctions; Anti-Corruption.

(i)           Such Originator is in compliance in all material respects with the PATRIOT Act and other applicable anti-money laundering laws and regulations.

(ii)          Such Originator has implemented and maintains in effect policies and procedures designed to ensure compliance by it and its directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and such Originator, its Subsidiaries and their respective directors, officers and employees and its agents, are in compliance with Anti-Corruption Laws and Sanctions.

(iii)         None of the Originator or any of its Subsidiaries, directors, officers, employees or agents that will act in any capacity in connection with or benefit from the Purchase Facility established hereby, is a Sanctioned Person; is owned or controlled, directly or indirectly by a Sanctioned Person; is located, organized or resident in a Sanctioned Country; or is a governmental agency, instrumentality, authority, body or state-owned enterprise of, or indirectly owned or controlled by, a government of any Sanctioned Country. No use of the proceeds of the sales of Receivables hereunder will violate Anti-Corruption Laws or Sanctions.

(iv)         To such Originator’s knowledge, no Account Debtor was a Sanctioned Person at the time of origination of any Pool Receivable owing by such Account Debtor. Such Originator, either in its own right or through any third party, (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

(r)       Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by such Originator with any bulk sales act or similar law.

(s)     Taxes. Except as would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, such Originator has timely filed all Tax returns and reports required by Applicable Law to have been filed by it and has paid all Taxes levied or imposed upon it or its properties, income, profits or assets, that are due and payable, in each case including in its capacity as a withholding agent, other than any Taxes that are being contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been established. To the knowledge of each Originator, there is no proposed Tax deficiency or assessment against it that, if made would, individually or in the aggregate, have an Originator Material Adverse Effect.

(t)       Opinions. The facts regarding such Originator, the Receivables sold by it hereunder, the Related Security and the related matters set forth or assumed in each of the opinions of counsel delivered in connection with this Agreement and the Loan Documents are true and correct in all material respects, other than, solely during the duration of the New Chapter 11 Cases, the financial condition of the Originators and their Debtor-Affiliates and the commencement of the New Chapter 11 Cases.

(u)     No Fraudulent Conveyance. No sale hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such or similar laws or principles or for any other reason.

(v)      ERISA. Such Originator and its ERISA Affiliates is in compliance with the applicable provisions of ERISA and the provisions of the Code relating to Pension Plans and the regulations and published interpretations thereunder and any similar applicable non-U.S. law, except for such noncompliance that would not reasonably be expected to have an Originator Material Adverse Effect. No Reportable Event has occurred during the past five years other than a Reportable Event that would not reasonably be expected to have an Originator Material Adverse Effect. The excess of the present value of all benefit liabilities under each Pension Plan of such Originator and its ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to such Pension Plan), over the value of the assets of such Pension Plan, determined as of the most recent annual valuation date applicable thereto for which a valuation has been completed, would not reasonably be expected to have an Originator Material Adverse Effect, and the excess of the present value of all benefit liabilities of all underfunded Pension Plans of such Originator and its ERISA Affiliates (based on the assumptions used to determine required minimum contributions under Section 412 of the Code with respect to each such Pension Plan), over the value of the assets of all such underfunded Pension Plans, determined as of the most recent annual valuation dates applicable thereto for which valuations have been completed, would not reasonably be expected to have an Originator Material Adverse Effect. None of such Originator or its ERISA Affiliates has received any written notification that any Multiemployer Plan is in reorganization or has been terminated within the meaning of Title IV of ERISA, or has knowledge that any Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, where such reorganization or termination has had or would reasonably be expected to have, through increases in the contributions required to be made to such Multiemployer Plan or otherwise, an Originator Material Adverse Effect.

(w)    Ordinary Course of Business. Such Originator represents and warrants that each remittance of Collections by or on behalf of such Originator to the Buyer under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.

(x)      Perfection; Good Title. Immediately preceding its sale of each Receivable hereunder, such Originator was the owner of such Receivable sold or purported to be sold free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims. On or before the date hereof and before the generation by such Originator of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in the Originator’s right, title and interest in, to and under the Receivables and Related Rights. Upon the creation or acquisition of each new Receivable and the transfer to the Buyer of each new Receivable sold or otherwise conveyed or purported to be sold or conveyed hereunder, and on the Closing Date for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim. The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC. All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale of the Receivables and Related Rights from each Originator to the Buyer pursuant to this Agreement. Other than the ownership or security interest granted to the Buyer pursuant to this Agreement, such Originator has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except as permitted by this Agreement and the other Loan Documents. Such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables and Related Rights other than any financing statement (i) in favor of the Administrative Agent for the benefit of the Secured Parties under the ABL Credit Agreement, or (ii) in favor of Buyer or (iii) that has been terminated or will be amended on or prior to the Closing Date to exclude the Receivables and the Related Rights. Such Originator is not aware of any judgment lien, ERISA lien or tax lien filings against such Originator.

(y)      Reliance on Separate Legal Identity. Such Originator acknowledges that each of the Lenders and the Administrative Agent are entering into the Loan Documents to which they are parties in reliance upon the Buyer’s identity as a legal entity separate from such Originator.

(z)      Enforceability of Contracts. Each Contract related to any Receivable sold by such Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Account Debtor to pay the outstanding balance of such Receivable, enforceable against the Account Debtor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium of other similar laws affecting the creditors’ rights generally and as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.

(aa)    Nature of Pool Receivables. All Receivables: (i) were originated by such Originator in the ordinary course of its business, (ii) were sold to Buyer for fair consideration and reasonably equivalent value and (iii) represent all, or a portion of the purchase price of merchandise, insurance or services within the meaning of Section 3(c)(5)(A) of the Investment Company Act.

(bb)   Servicing Programs. No license or approval is required for the Servicers use of any software or other computer program used by such Originator in the servicing of the Receivables, other than those which have been obtained and are in full force and effect.

(cc)   No Adverse Change in Receivables. Since ~~December 31, 2021~~June 16, 2022, there has been no material adverse change in either the collectability or the payment history of the Receivables originated by such Originator.

(dd)   Solvent. ~~After~~Solely on or after the Exit ABL Financing Facility Date, after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, such Originator is Solvent.

(ee)    Interim Deposit Accounts; Designated Deposit Accounts. Prior to the Closing Date, each Interim Deposit Account of an Originator has been transferred into the name of the Buyer. The deposit accounts of the Buyer listed in Schedule V constitute, on the Closing Date, all deposit accounts into which any payments are made on any Pool Receivables.

(ff)     Compliance with Loan Documents. Each Originator has complied with all of the terms, covenants and agreements contained in the other Loan Documents to which it is a party.

SECTION 5.2 Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is created by an Originator and/or sold or purportedly sold to the Buyer hereunder, such Originator shall be deemed to have certified that all representations and warranties set forth in Section 5.1 are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day (except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct as of such earlier date)). Notwithstanding the foregoing, nothing in this Section 5.2 shall require any Originator to make as of a date later than the applicable Sale Date any representation or warranty with respect to a Receivable that it has transferred to the Buyer, but each Originator shall promptly notify the Buyer and the Administrative Agent if such Originator has knowledge that a representation and warranty that it made under this Agreement was not correct when made.

Article VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1 Covenants. From the date hereof until the Final Payout Date, each Originator will, unless the Buyer and the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) shall otherwise consent in writing, comply with the following covenants:

(a)      Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Buyer and, the Administrative Agent such information as the Buyer, the Administrative Agent or any Lender may from time to time reasonably request relating to such system or otherwise, including, without limitation, (i) the financial statements, certificates and other documents and information required to be delivered pursuant to Section 5.04 of the Company Credit Agreement and (ii) any information necessary to allow the Buyer to comply with its obligations regarding field examinations pursuant to Section 5.6 of the ABL Credit Agreement.

(b)      Notice of Events of Default, Default, Purchase and Sale Termination Events, Unmatured Purchase and Sale Termination Events and Material Adverse Effect. Each Originator will notify the Buyer and the Administrative Agent in writing (i) promptly upon (but in no event later than one (1) Business Day after) a Financial Officer or other officer learning of the occurrence of an Event of Default, Default, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, which notice shall describe such Event of Default, Default, Purchase and Sale Termination Event or Unmatured Purchase and Sale Termination Event, and if applicable, the steps being taken by such Originator with respect thereto and (ii) promptly after the occurrence thereof, notice of any change in the business, operations, property or financial or other condition of such Originator which could reasonably be expected to have an Originator Material Adverse Effect.

(c)      Conduct of Business. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it ~~is presently~~was conducted as of June 16, 2022 and will do all things necessary to preserve and keep in full force and effect its existence and, except where the failure to do so could not reasonably be expected to have an Originator Material Adverse Effect, its franchises, authority to do business in each jurisdiction in which its business is conducted, licenses, patents, trademarks, copyrights and other proprietary rights.

(d)      Compliance with Laws. Each Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect or an Originator Material Adverse Effect.

(e)      Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Buyer and the Administrative Agent from time to time such information with respect to the Pool Receivables as the Buyer, the Administrative Agent or any Lender may reasonably request. Each Originator will, at such Originator’s expense, during regular business hours with prior written notice, (i) permit the Buyer, the Administrative Agent and/or any Lender or their agents or representatives to (A) examine and make copies of and abstracts from the books and records relating to the Pool Receivables and the Related Rights, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables sold by it hereunder, the Related Rights or such Originator’s performance under the Loan Documents to which it is a party with any of the officers, directors, employees or independent public accountants of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon prior written notice from the Buyer or the Administrative Agent, permit certified public accountants or other auditors acceptable to the Administrative Agent to conduct a review of its books and records with respect to the Pool Receivables and the Related Rights. Notwithstanding the foregoing, unless a Purchase and Sale Termination Event has occurred and is continuing , each Originator shall be required to reimburse the Administrative Agent and Lenders, together, for only one (1) such inspection and visit as set forth in clause (i) in any calendar year and one (1) such audit as set forth in clause (ii) in any calendar year.

(f)       Payments on Receivables. Each Originator will, at all times, instruct all Account Debtors to deliver payments on the Pool Receivables to a Designated Deposit Account or a Controlled Account (or, prior to the Initial Borrowing Date, an Interim Deposit Account). If any payments on the Pool Receivables or other Collections are received by an Originator, it shall hold such payments in trust for the benefit of the Administrative Agent (on behalf of itself and the other Secured Parties under the ABL Credit Agreement) and promptly (but in any event within one (1) Business Day after receipt) remit such funds into a Designated Deposit Account, a Controlled Account or Agent Deposit Account. The Originators shall not take or permit any actions that would cause any funds other than Collections on Pool Receivables and other Collateral to be deposited into any Interim Deposit Account, Designated Deposit Account, Controlled Account or Agent Deposit Account. If any such funds are nevertheless deposited into any Interim Deposit Account, Designated Deposit Account, Controlled Account or Agent Deposit Account, the Originators will cause the Servicer to, within two (2) Business Days, identify and transfer such funds out of such account to (or pursuant to the instructions of) the Person entitled to such funds. The Originators will not, and will not instruct any other Person, to commingle Collections with any other funds. The Originators shall not add to, replace or terminate any of the Interim Deposit Accounts, Designated Deposit Accounts (or any related lock-box or post office box) or make any change in its (or their) instructions to the Account Debtors regarding payments to be made to the Designated Deposit Accounts (or any related lock-box or post office box), unless the Administrative Agent shall have received (x) prior written notice of such addition, termination or change and (y) a signed and acknowledged Cash Management Control Agreement (or amendment thereto) with respect to such new Designated Deposit Accounts (or any related lock-box or post office box) and (z) the requirements of Section 2.21 of the ABL Credit Agreement have been met.

(g)      Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim arising through or under it upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or other Related Rights, or assign any right to receive income in respect thereof.

(h)      Extension or Amendment of Pool Receivables. Except as otherwise permitted by the ABL Credit Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract. Each Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(i)       Fundamental Changes. Each Originator shall provide the Buyer and the Administrative Agent at least 30 days’ prior written notice before making any change in such Originator’s name or location or making any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC; each notice to the Buyer and the Administrative Agent pursuant to this sentence shall set forth the applicable change and the proposed effective date thereof.

(j)       Change in Credit and Collection Policy. Each Originator shall, in the event of any change to its Credit and Collection Policy that is not subject to Section 6.1(k)(ii) below, provide written notice to the Buyer and the Administrative Agent at least 30 days prior to the effectiveness of any change in or amendment to the Credit and Collection Policy. Promptly following any change in the Credit and Collection Policy, the applicable Originator will deliver a copy of the updated Credit and Collection Policy identifying such change to the Administrative Agent.

(k)      Change in Business, Etc. No Originator will (i) make any change in the character of its business that could reasonably be expected to impair the collectability of any Receivable or (ii) make any change in the Credit and Collection Policy that could reasonably be expected to materially and adversely affect the collectability of the Receivables, the credit quality of any Receivable, the enforceability of any related Contract or its ability to perform its obligations under the related Contract or the Loan Documents, in the case of either clause (i) or (ii) above, without the prior written consent of the Buyer, the Administrative Agent and the Required Lenders.

(l)       Ownership Interest, Etc. Each Originator shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or first priority perfected security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, free and clear of any Adverse Claim, in favor of the Buyer (and the Administrative Agent as the Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement), including taking such action to perfect, protect or more fully evidence the ownership or security interest of the Buyer (and the Administrative Agent as the Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) as the Buyer, the Administrative Agent or any Lender may reasonably request. In order to evidence the security interests of the Buyer and the security interest of the Administrative Agent under this Agreement or the ABL Credit Agreement, as applicable, such Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Buyer or by the Administrative Agent) to maintain and perfect, as a first-priority interest, the Buyer’s and the Administrative Agent’s security interest in the Receivables, Contracts, Related Security and Related Rights. Such Originator shall, from time to time and within the time limits established by law, prepare and present to the Buyer and the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Buyer’s and the Administrative Agent’s security interest as a first-priority interest. Notwithstanding anything else in the Loan Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Loan Documents, without the prior written consent of the Administrative Agent.

(m)     Further Assurances. Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if applicable) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder and/or security interest granted pursuant to this Agreement, the ABL Credit Agreement or the other Loan Documents, or to enable the Buyer or the Administrative Agent to exercise and enforce their respective rights and remedies hereunder or under the ABL Credit Agreement or the other Loan Documents. Without limiting the foregoing, such Originator hereby authorizes the Buyer and the Administrative Agent to, and will, upon the request of the Buyer or the Administrative Agent, at such Originator’s own expense, execute (if applicable) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Buyer or Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing.

(n)      Mergers, Acquisitions, Sales, etc. No Originator shall be a party to any merger, consolidation or other restructuring unless (A) the Buyer and the Administrative Agent have each received 30 days’ prior notice thereof, (B) the surviving or acquiring entity has agreed in writing to be bound by the terms of this Agreement and the other Loan Documents to which the Originator is a party, (C) any actions reasonably requested by the Buyer or the Administrative Agent to protect the first priority security interest of the Administrative Agent in and to the Receivables to be sold by such Originator hereunder and the Related Security and Related Rights, have been taken by, and at the expense of, such Originator, and (D) the Buyer and the Administrative Agent have received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to corporate, bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request. No Originator shall, directly or indirectly sell, transfer, assign, convey or lease, whether in one or a series of transactions (A) all or substantially all of its assets or (B) other than pursuant to this Agreement, any Receivables, Related Security or Related Rights or any interest therein.

(o)      Frequency of Billing. Prepare and deliver (or cause to be prepared and delivered) invoices with respect to all Receivables in accordance with the Credit and Collection Policies, but in any event no less frequently than as required under the Contract related to such Receivable.

(p)     Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC).

(q)      Anti-Money Laundering/International Trade Law Compliance. No Originator shall become a Sanctioned Person. No Originator, either in its own right or through any third party, will (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d) use the proceeds of the sale of any Receivable under this Agreement to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. The funds used to repay the Originators’ obligations under this Agreement and the other Loan Documents will not be derived from any unlawful activity. The Originators shall comply with all Anti-Terrorism Laws. Each Originator shall promptly notify the Buyer and the Administrative Agent in writing upon the occurrence of a Reportable Compliance Event.

(r)       Intercompany Loans. No Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Intercompany Loan, or assign any right to receive income in respect thereof.

(s)      Fundamental Changes. Such Originator shall not make any change in its legal name or location of organization or any other change in its identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or the ABL Credit Agreement “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Buyer and the Administrative Agent have each received ten (10) ten days’ prior notice thereof (or such shorter period as the Administrative Agent may agree in its discretion and been reasonably satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements or amendments thereto, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

SECTION 6.2 Separateness Covenants. Each Originator hereby acknowledges that this Agreement and the other Loan Documents are being entered into in reliance upon the Buyer’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, from and after the date hereof, each Originator shall take all reasonable steps necessary to make it apparent to third Persons that the Buyer is an entity with assets and liabilities distinct from those of such Originator and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)      such Originator shall not be involved in the day to day management of the Buyer;

(b)     such Originator shall maintain separate corporate records and books of account from the Buyer and otherwise will observe corporate formalities (to the extent that it and the Buyer have offices in the same location, there shall be a fair and appropriate allocation of overhead costs between them, and each shall bear its fair share of such expenses);

(c)      the financial statements and books and records of such Originator shall be prepared after the date of creation of the Buyer to reflect and shall reflect the separate existence of the Buyer; provided, that the Buyer’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Buyer; provided, however, that any such consolidated financial statement or the loans thereto shall make clear that the Buyer’s assets are not available to satisfy the obligations of such Affiliate;

(d)     except in connection with the servicing of the Receivables, (i) such Originator shall maintain its assets (including, without limitation, deposit accounts) separately from the assets (including, without limitation, deposit accounts) of the Buyer and (ii) the Buyer’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of the Buyer;

(e)      such Originator shall not act as an agent for the Buyer;

(f)       such Originator shall not conduct any of the business of the Buyer in its own name;

(g)      except as required by the Loan Documents, such Originator shall not pay any liabilities of the Buyer out of its own funds or assets;

(h)      except as required by the Loan Documents, such Originator shall maintain an arm’s-length relationship with the Buyer;

(i)       except as required by the Loan Documents, such Originator shall not assume or guarantee or become obligated for the debts of the Buyer or hold out its credit as being available to satisfy the obligations of the Buyer;

(j)       such Originator shall not acquire obligations of the Buyer (other than the Intercompany Loans);

(k)      such Originator shall identify and hold itself out as a separate and distinct entity from the Buyer;

(l)       such Originator shall correct any known misunderstanding respecting its separate identity from the Buyer;

(m)     such Originator shall not enter into, or be a party to, any transaction with the Buyer, except in the ordinary course of its business and on terms which are intrinsically fair and not less favorable to it than would be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(n)      such Originator shall not pay the salaries of the Buyer’s employees, if any.

Article VII

ADDITIONAL RIGHTS AND OBLIGATIONS IN RESPECT OF RECEIVABLES

SECTION 7.1 Rights of the Buyer. Each Originator hereby authorizes the Buyer, the Servicer or their respective designees or assignees (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent shall not take any of the foregoing actions unless an Event of Default has occurred and is continuing.

SECTION 7.2 Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

(a)      Each Originator shall perform its obligations hereunder, and the exercise by the Buyer or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b)      None of the Buyer, the Lenders or the Administrative Agent shall have any obligation or liability to any Account Debtor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Buyer, the Lenders or the Administrative Agent be obligated to perform any of the obligations of such Originator thereunder.

(c)      Each Originator hereby grants to the Buyer and the Administrative Agent (as assignee of Buyer for the benefit of the Secured Parties under the ABL Credit Agreement) an irrevocable power-of-attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Buyer or the Administrative Agent (as assignee of Buyer for the benefit of the Secured Parties under the ABL Credit Agreement) (whether or not from such Originator) in connection with any Receivable sold or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3 Further Action Evidencing Purchases. On or prior to the Closing Date, each Originator shall mark its master data processing records evidencing Pool Receivables and Contracts with a legend evidencing that the Pool Receivables have been transferred in accordance with this Agreement and none of the Originators or Servicer shall change or remove such notation without the consent of the Buyer and the Administrative Agent. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Buyer, the Servicer, the Administrative Agent or any Lender may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by the Buyer hereunder, or to enable the Buyer to exercise or enforce any of its rights hereunder. Without limiting the generality of the foregoing, upon the request of the Buyer, the Administrative Agent or any Lender , such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

Each Originator hereby authorizes the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, relative to all or any of the Receivables and Related Rights sold or otherwise conveyed or purported to be conveyed by it hereunder. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Buyer or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4 Application of Collections. Any payment by an Account Debtor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Account Debtor or required by Applicable Law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Account Debtor to the extent of any amounts then due and payable thereunder (such application to be made starting with the oldest outstanding Receivable or Receivables) before being applied to any other indebtedness of such Account Debtor as a collection of the oldest outstanding indebtedness of such Account Debtor.

SECTION 7.5 Performance of Obligations. Each Originator shall (i) perform all of its obligations, if any, under the Contracts related to the Receivables generated by such Originator to the same extent as if interests in such Receivables had not been transferred hereunder, but only to the extent that such obligations are not included in the Receivables or Related Rights sold or purportedly sold to the Buyer hereunder, and the exercise by the Buyer or the Administrative Agent of its rights hereunder shall not relieve any Originator from any such obligations and (ii) pay when due any Taxes imposed upon it or upon its income or profits or in respect of its property, including, without limitation, any sales Taxes payable by such Originator in connection with the Receivables generated by such Originator and their creation and satisfaction, except to the extent (a) any such Tax is being contested in good faith and by appropriate proceedings for which adequate reserves have been established in accordance with GAAP or (b) the failure to pay or discharge the same would not reasonably be expected to have, individually or in the aggregate, an Originator Material Adverse Effect.

SECTION 7.6 Servicing.

(a) Appointment. The servicing, administration and collection of the Pool Receivables shall be conducted by a Person (the “Servicer”) so designated from time to time in accordance with this Section 7.6. MEH, Inc. is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms of this Agreement. The Servicer may delegate any of its duties and responsibility to agents and outside collection agencies in accordance with its customary practices.

(b)       Servicing Standard. The Servicer shall take or cause to be taken all such actions as may be necessary or advisable to collect each Pool Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence.

(c)        Servicing Fees. In consideration of the Servicer’s agreement to act hereunder, the Buyer agrees to pay over to the Servicer a fee (the “Servicing Fee”) equal to $100,000 per month, as compensation for its servicing activities. The Servicer shall also be entitled to receive on each Interest Payment Date all of the Servicer’s reasonable and documented out-of-pocket costs and expenses in connection with servicing, administering and collecting the Pool Receivables (“Servicing Expenses”). Such compensation shall be payable on each Interest Payment Date to the extent funds are available after the payment of any other Obligations due and payable on such Interest Payment Date, provided that during the continuation of a Dominion Period under the ABL Credit Agreement each of the Buyer and the Servicer agrees that the Servicing Fee and Servicing Expenses shall accrue but shall not be payable until the earlier of (x) the termination of such Dominion Period and (y) the payment in full of all Obligations of the Buyer under the Loan Documents.

Article VIII.

PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1 Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):

(a)         an Event of Default shall have occurred; or

(b)         any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Loan Document to which it is a party and such failure shall remain unremedied for two (2) Business Days; or

(c)         any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Loan Documents to which it is a party, or any other information or report delivered by it pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect when made or deemed made or delivered; provided, that no breach of a representation or warranty set forth in Section 5.1(k), Section 5.1(l), Section 5.1(m), Section 5.1(x), Section 5.1(z) or Section 5.1(aa) shall constitute a Purchase and Sale Termination Event pursuant to this clause (c) if the applicable Originator has made a cash payment to the Buyer or if a Purchase Price Credit has been granted, in any case, as required pursuant to Section 3.4 with respect to such breach;

(d)       any Originator shall fail to perform or observe any other term, covenant or agreement contained in this Agreement or any other Loan Document to which it is a party on its part to be performed or observed and such failure, solely to the extent capable of cure, shall continue unremedied for thirty (30) days; or

(e)        on or after the Exit ABL Facility Effective Date, any Insolvency Proceeding shall be instituted against any Originator or any Originator is not Solvent.

SECTION 8.2 Remedies.

(a)        Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Buyer (and not the Servicer), with the prior written consent of the Administrative Agent shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Lenders), to declare the Purchase Facility terminated.

(b)        Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Buyer (and the Administrative Agent as Buyer’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other Applicable Laws, which rights shall be cumulative.

Article IX

INDEMNIFICATION

SECTION 9.1 Indemnities by the Originators. Without limiting any other rights that the Buyer may have hereunder or under Applicable Law, each Originator and Servicer, jointly and severally, hereby agrees to indemnify the Buyer, the Administrative Agent (as assignee of the Buyer for the benefit of the Secured Parties under the ABL Credit Agreement), each Lender and their respective Related Parties (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”) from and against any loss, liability, expense, damage or injury suffered or sustained by reason of (i) any failure of such Originator to comply with any of its covenants, obligations or agreements contained in this Agreement or any other Loan Document to which it is a party or such Originator’s gross negligence, (ii) the breach of any representation or warranty made or deemed made by such Originator under or in connection with this Agreement or any of the other Loan Documents to which it is a party or (iii) willful misconduct in the performance of its duties or obligations under this Agreement or any other Loan Document to which it is a party, including any judgment, award, settlement, Attorney Costs and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim (all of the foregoing being collectively referred to as, “Purchase and Sale Indemnified Amounts”). Without limiting or being limited by the foregoing, each Originator, jointly and severally, shall pay on demand, to each Purchase and Sale Indemnified Party any and all amounts necessary to indemnify such Purchase and Sale Indemnified Party from and against any and all Purchase and Sale Indemnified Amounts relating to or resulting from any of the following:

(a)       the breach of any representation or warranty made or deemed made by such Originator (or any employee, officer or agent of such Originator) under or in connection with this Agreement or any of the other Loan Documents to which it is a party, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made or delivered;

(b)        the transfer by such Originator of any interest in any Receivable or Related Right sold or purportedly sold to Buyer hereunder other than the transfer of any Receivable and Related Security to the Buyer pursuant to this Agreement and the grant of a security interest to the Buyer pursuant to this Agreement;

(c)        the failure by such Originator to comply with the terms of any Loan Document or with any Applicable Law with respect to any Receivable or the related Contract; or the failure of any Receivable or the related Contract to conform to any such Applicable Law on or prior to the applicable Sale Date for such Receivable;

(d)        the lack by the Buyer of an enforceable ownership interest, or a first priority perfected security interest, in the Pool Receivables (and all Related Security) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(e)        the failure of such Originator to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to the transfer by such Originator to the Buyer of any Pool Receivable or the Related Rights;

(f)        any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the chemicals or other property, products or services that are the subject of any Pool Receivable originated by such Originator) that is related to any act or omission by such Originator on or prior to the applicable Sale Date for such Receivable;

(g)       any dispute, claim, offset or defense (other than bankruptcy) of the Account Debtor to the payment of any Receivable in the Receivables Pool (including a defense based on such Receivable’s or the related Contract’s not being a legal, valid and binding obligation of such Account Debtor enforceable against it in accordance with its terms) or any other claim resulting from the sale of the goods, products or services related to such Receivable or the furnishing or failure to furnish such goods, products or services, in each case, that is related to any act or omission by such Originator on or prior to the applicable Sale Date for such Receivable;

(h)       any failure of such Originator to perform any its duties or obligations in accordance with the provisions hereof and of each other Loan Document to which it is a party related to Pool Receivables or to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable, in each case, on or prior to the applicable Sale Date for such Receivable;

(i)         the commingling by such Originator of Collections of Pool Receivables at any time with other funds;

(j)        the failure or delay of such Originator to provide any Account Debtor with an invoice or other evidence of indebtedness that such Originator is obligated to provide;

(k)       any investigation, litigation or proceeding (actual or threatened) that is related to any act or omission by such Originator related to this Agreement or any other Loan Document or in respect of any Pool Receivable or any Related Rights;

(l)         the failure by such Originator to pay when due any Taxes required to be paid by such Originator, including, without limitation, sales, excise or personal property Taxes;

(m)       any product liability claim arising out of or in connection with goods or services that are the subject of any Receivable generated by such Originator; or

(n)       any Tax (without duplication for a tax described in clause (l) above) or governmental fee or charge (other than a Tax), all interest and penalties thereon or with respect thereto, and all out-of-pocket costs and expenses, including without limitation the fees, charges and disbursements of legal counsel in defending against the same, which are required to be paid in connection with the transfer of the Receivables and Related Rights by such Originator to the Buyer;

provided that such indemnity shall not be available to any Purchase and Sale Indemnified Party to the extent that such Purchase and Sale Indemnified Amounts (x) are determined by a court of competent jurisdiction in a final and nonappealable judgment to have resulted from such Purchase and Sale Indemnified Party’s gross negligence or willful misconduct or (y) include losses in respect of Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy or lack of creditworthiness of the related Account Debtor.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each of the Originators, jointly and severally, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under Applicable Law.

Article X

MISCELLANEOUS

SECTION 10.1 Amendments, etc.

(a)        The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and each Originator, with the prior written consent of the Administrative Agent and the Required Lenders.

(b)       No failure or delay on the part of any party hereto or any third-party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on any party hereto in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by any party hereto under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)        The Loan Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2 Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile or electronic mail communication) and shall be delivered or sent by facsimile, electronic mail, or by overnight mail, to the intended party at the mailing or electronic mail address or facsimile number of such party set forth under its name on Schedule IV hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent or any Lender, at their respective address for notices pursuant to the ABL Credit Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or electronic mail, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3 No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, MEH and each Originator hereby authorizes the Buyer, the Administrative Agent and each Lender (collectively, the “Set-off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of MEH or such Originator to such Set-off Party arising in connection with the Loan Documents to which MEH or such Originator, as applicable, are parties (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by, any Set-off Party to or for the credit or the account of MEH or such Originator.

SECTION 10.4 Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Buyer and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Buyer and the Administrative Agent, except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5 Governing Law. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK), BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF (EXCEPT TO THE EXTENT THAT THE PERFECTION, THE EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE BUYER, THE ADMINISTRATIVE AGENT OR ANY LENDER IN THE COLLATERAL IS GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 10.6 Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator and MEH, jointly and severally, hereby agrees to pay on demand:

(a)       to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable fees, charges and disbursements of legal counsel for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Loan Documents to which an Originator or MEH, as applicable, is a party and (ii) reasonable accountants’, auditors’ and consultants’ fees and expenses for the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement by such Originator or MEH or any other Loan Document to which an Originator or MEH, as applicable, is a party;

(b)       to the Buyer (and any successor and permitted assigns thereof) and any third-party beneficiary of the Buyer’s rights hereunder all reasonable out-of-pocket costs and expenses (including the fees, charges and disbursements of legal counsel), of any such Person incurred in connection with the enforcement of any of their respective rights or remedies against an Originator or MEH under the provisions of this Agreement and the other Loan Documents to which such Originator or MEH, as applicable, is a party; and

(c)       all stamp, franchise and other similar Taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement and the other Loan Documents to which an Originator or MEH, as applicable, is a party, or which are otherwise required to be delivered under this Agreement and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such Taxes and fees.

SECTION 10.7 CONSENT TO JURISDICTION. (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. THE PARTIES HERETO HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)       EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED IN SCHEDULE IV. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF THE PARTIES HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9 Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any Article, Section, Schedule or Exhibit, if specified, are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart hereof by facsimile or other electronic means shall be equally effective as delivery of an originally executed counterpart.

SECTION 10.11 Third-Party Beneficiaries. By execution below, each Originator expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement and all liens granted hereunder (but not its obligations), shall be assigned by the Buyer to the Administrative Agent (for the benefit of the Secured Parties under the ABL Credit Agreement), and each Originator irrevocably consents to such assignment. Each of the parties hereto acknowledges and agrees that the Administrative Agent and each of the other Secured Parties are third-party beneficiaries of the rights of the Buyer arising hereunder and under the other Loan Documents to which any Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Loan Document, upon the occurrence and during the continuation of an Event of Default under the ABL Credit Agreement, the Administrative Agent, and not the Buyer, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12 No Proceeding. Each Originator and MEH hereby agrees that it will not institute, or join any other Person in instituting, against the Buyer any Insolvency Proceeding. Each Originator and MEH further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Buyer shall not, and shall not be obligated to, pay any amount in respect of any Intercompany Loan or otherwise to such Originator or MEH pursuant to this Agreement unless the Buyer has received funds which may, subject to the ABL Credit Agreement, be used to make such payment. All payments to be made by the Buyer under this Agreement shall be made exclusively out of Collections or monies received by the Buyer from its shareholder(s) other than the initial share capital. Any amount which the Buyer does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Buyer by such Originator or MEH for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13 Mutual Negotiations. This Agreement and the other Loan Documents are the product of mutual negotiations by the parties thereto and their counsel, and no party shall be deemed the draftsperson of this Agreement or any other Loan Document or any provision hereof or thereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Agreement or any other Loan Document, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.

SECTION 10.14 Limited Recourse. Except as explicitly set forth herein, the obligations of the Buyer under this Agreement or any other Loan Documents to which it is a party are solely the obligations of the Buyer. No recourse under any Loan Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Buyer. The agreements in this Section 10.14 shall survive any termination of this Agreement.

SECTION 10.15 Limitation of Liability. No claim may be made by any Originator against Buyer, any Credit Party or their respective Affiliates, members, directors, officers, employees, incorporators, attorneys or agents for any special, indirect, consequential or punitive damages in respect of any claim for breach of contract or any other theory of liability arising out of or related to the transactions contemplated by this Agreement or any other Loan Document, or any act, omission or event occurring in connection herewith or therewith; and each Originator hereby waives, releases, and agrees not to sue upon any claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor.

SECTION 10.16 Certain Defined Terms. As used in this Agreement (including its Exhibits), the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Adverse Claim” means any Lien other than a Permitted Lien; it being understood that any Lien in favor of, or assigned to, the Administrative Agent (for the benefit of the Secured Parties under the ABL Credit Agreement) shall not constitute an Adverse Claim.

“Collections” means, with respect to any Pool Receivable: (a) all funds that are received by the Originators or the Buyer in payment of any amounts owed in respect of such Pool Receivable (including purchase price, finance charges, interest and all other charges), or applied to amounts owed in respect of such Pool Receivable and (b) all other proceeds of such Pool Receivable.

“Contract” means, with respect to any Receivable, any and all contracts, instruments, agreements, leases, invoices, notes or other writings pursuant to which such Receivable arises or that evidence such Receivable or under which an Account Debtor becomes or is obligated to make payment in respect of such Receivable.

“Credit and Collection Policy” means, as the context may require, those receivables credit and collection policies and practices of the Originators in effect on the Closing Date and described in Schedule VI to this Agreement, as modified in compliance with this Agreement.

“Days’ Sales Outstanding” means, for any calendar month, an amount computed as of the last day of such calendar month equal to: (a) the average of the Outstanding Balance of all Pool Receivables as of the last day of each of the three most recent calendar months ended on the last day of such calendar month, divided by (b) (i) the aggregate credit sales made by the Originators during the three calendar months ended on the last day of such calendar month, divided by (ii) 90.

“Designated Deposit Account” means each account listed Schedule V to this Agreement (in each case, in the name of the Buyer).

“Facility Termination Date” means the earliest to occur of: (a) the Maturity Date under the ABL Credit Agreement and (b) the date which is 15 days after the date on which either party has received written notice from the other party of its election to terminate the Purchase Facility.

“Final Payout Date” means the latest of (i) the Facility Termination Date, (ii) the date on which no interest or principal in respect of the Loans shall be outstanding and (iii) the date all other amounts owing to the Lenders, the Administrative Agent and the other Indemnitees under this Agreement and each of the other Loan Documents have been paid in full (other than indemnification or other contingent obligations not yet due and owing).

“Originator Material Adverse Effect” means any event, change or condition that, individually or in the aggregate, has had, or would reasonably be expected to have a material adverse effect on (i) the Receivables sold by it hereunder, (ii) the ability of the Originator to perform its obligations under this Agreement and any other Loan Document to which the Originator is a party; or (iii) the material rights and remedies of the Administrative Agent (as Buyer’s assignee for the benefit of the Secured Parties under the ABL Credit Agreement) under this Agreement and the other Loan Documents, including the legality, validity, binding effect or enforceability of this Agreement and the other Loan Documents; provided that, solely prior to the Exit ABL Facility Effective Date, in no event will the commencement of the New Chapter 11 Cases as contemplated by the Interim Order be considered an Originator Material Adverse Effect.

“Outstanding Balance” of any Receivable at any time means the then outstanding principal balance thereof (after giving effect to any U.S. GAAP Ordinary Course Reserves and any Purchase Price Credits).

“Initial Borrowing Date” is defined in the ABL Credit Agreement.

“Interim Deposit Account” means each account listed in Section A of Schedule V to this Agreement (in each case, in the name of an Originator).

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture, limited liability company or other entity, or a government or any political subdivision or agency thereof.

“Pool Assets” means (i) all Pool Receivables, (ii) all Related Security with respect to such Pool Receivables, (iii) all Collections with respect to such Pool Receivables, (iv) the Interim Deposit Accounts, the Designated Deposit Accounts and all amounts on deposit therein, and all certificates and instruments, if any, from time to time evidencing such Interim Deposit Accounts, Designated Deposit Accounts and amounts on deposit therein, (v) all rights (but none of the obligations) of the Buyer under this Agreement, (vi) all proceeds of, and all amounts received or receivable under any or all of, the foregoing, and (vii) all of the Buyer’s other property.

“Pool Receivable” means a Receivable in the Receivables Pool.

“Receivable” means any indebtedness and other obligations owed to the Originators or the Buyer by, or any right of the Buyer or any Originator to payment from or on behalf of, an Account Debtor, whether constituting an account, chattel paper, a payment intangible, an instrument or a general intangible, in each instance arising in connection with the sale of goods or the rendering of services, and includes, without limitation, the obligation to pay any finance charges, fees and other charges with respect thereto. Indebtedness and other obligations arising from any one transaction, including, without limitation, indebtedness and other obligations represented by an individual invoice or agreement, shall constitute a Receivable separate from a Receivable consisting of the indebtedness and other obligations arising from any other transaction.

“Receivables Pool” means, at any time, all of the then outstanding Receivables purchased by the Buyer pursuant to this Agreement prior to the Facility Termination Date.

“Related Security” with respect to any Receivable means:

(a)       all of the Buyer’s and the applicable Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(b)       all instruments and chattel paper that may evidence such Receivable;

(c)       all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(d)       all of the Buyer’s and the Originator’s rights, interests and claims under the Contracts and all guaranties, indemnities, insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise; and

(e)        all of the Buyer’s rights, interests and claims hereunder and under the other Loan Documents.

“U.S. GAAP Ordinary Course Reserves” means any reductions to the Outstanding Balance of any Receivable properly recorded in accordance with GAAP which relate to any discounts, chargebacks and rebates incurred in the ordinary course of business.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

ST US AR FINANCE LLC,
as Buyer

By:
Name
Title

MEH, INC.,
as Servicer

By:
Name
Title

INO THERAPEUTICS LLC,
as an Originator

By:
Name
Title

MALLINCKRODT ARD LLC,
as an Originator

By:
Name
Title

MALLINCKRODT APAP LLC,
as an Originator

By:
Name
Title

Purchase and Sale Agreement (Mallinckrodt)

S-1

SPECGX LLC,
as an Originator

By:
Name
Title

THERAKOS, INC.,
as an Originator

By:
Name
Title

2

Schedule I

NAME AND LOCATION OF EACH ORIGINATOR

Originator	Location
INO Therapeutics LLC	Delaware
Mallinckrodt APAP LLC	Delaware
Mallinckrodt ARD LLC	California
SpecGx LLC	Delaware
Therakos, Inc.	Florida

Purchase and Sale Agreement (Mallinckrodt)

Schedule I

Schedule II

LOCATION OF BOOKS AND RECORDS OF ORIGINATORS

Originator	Location of Books and Records
INO Therapeutics LLC	675 McDonnell Blvd
Mallinckrodt APAP LLC	Hazelwood, MO 63042
Mallinckrodt ARD LLC
SpecGx LLC
Therakos, Inc.

Purchase and Sale Agreement (Mallinckrodt)

Schedule II

Schedule III

TRADE NAMES

None.

Purchase and Sale Agreement (Mallinckrodt)

Schedule III

Schedule IV

NOTICE ADDRESSES

ST US AR Finance LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

MEH, Inc.

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

INO Therapeutics LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

Mallinckrodt APAP LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

Mallinckrodt ARD LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

SpecGx LLC

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

Therakos, Inc.

675 McDonnell Blvd

Hazelwood, Mo 63042

Attn: Raul Castillo

Telephone:

Purchase and Sale Agreement (Mallinckrodt)

Schedule IV

Schedule V

DESIGNATED DEPOSIT ACCOUNTS

Originator	Depositary	Address	Account Number
Bank
INO Therapeutics LLC	Citibank
Mallinckrodt APAP LLC	Citibank
Mallinckrodt ARD LLC	Citibank	675 McDonnell Blvd
SpecGx LLC	~~Citbank~~Citibank	Hazelwood, MO 63042
Therakos, Inc.	Citibank

Purchase and Sale Agreement (Mallinckrodt)

Schedule V

Schedule VI

CREDIT AND COLLECTION POLICY

[See attached]

Purchase and Sale Agreement (Mallinckrodt)

Schedule VI

Exhibit A

FORM OF PURCHASE REPORT

Originator:	[INO THERAPEUTICS LLC] [MALLINCKRODT APAP LLC] [MALLINCKRODT ARD LLC] [SPECGX LLC]

[THERAKOS, INC.]

Buyer:                     ST US AR FINANCE LLC

Payment Date: _________ , 20__

1.	Outstanding Balance of Receivables Purchased:

2.	Fair Market Value Discount:

1/{1 + (0.0625 x (Days’ Sales Outstanding/360))}

Where:

Days’ Sales Outstanding = ___________

3.	Purchase Price Credits: $ __________

4.	Purchase Price [(1 x 2) minus 3] = $

Purchase and Sale Agreement (Mallinckrodt)

Exhibit A- 1

Exhibit B

FORM OF INTERCOMPANY LOAN AGREEMENT

This Intercompany Loan Agreement (as amended, restated, supplemented or otherwise modified from time to time, this “Intercompany Loan Agreement”), is entered into as of June 16, 2022, by and between ST US AR FINANCE LLC, a Delaware limited liability company (the “Borrower”), and [INO THERAPEUTICS LLC, a Delaware limited liability company, MALLINCKRODT APAP LLC, a Delaware limited liability company, MALLINCKRODT ARD LLC, a California limited liability company, SPECGX LLC, a Delaware limited liability company, and THERAKOS, INC., a Florida corporation]1 (the “MNK Lender”).

FOR VALUE RECEIVED, Borrower promises to pay to the MNK Lender, or its registered assigns, on the terms and subject to the conditions set forth herein, all amounts advanced by the MNK Lender hereunder, together with interest thereon as provided herein (each an “Intercompany Loan”).

1.             Purchase and Sale Agreement. This Intercompany Loan Agreement is one of a series described in, and subject to the terms and conditions set forth in, that certain Purchase and Sale Agreement, dated as of June 16, 2022 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”), among the Borrower, as Buyer, MEH Inc., as Servicer, the MNK Lender, as Originator, and other originators from time to time party thereto. Reference is hereby made to the Purchase and Sale Agreement for a statement of certain other rights and obligations of the Borrower and the MNK Lender. Intercompany Loans may be issued in authorized denominations of $100,000 and integral multiple of $1,000 in excess thereof.

2.             Advances. From time to time the Borrower may request the MNK Lender to make advances hereunder. Any advances shall be used by the Borrower solely for the purpose of paying the purchase price of Receivables and Related Rights purchased by the Borrower pursuant to the Purchase and Sale Agreement. The MNK Lender may decide in its sole discretion whether to advance funds hereunder. Notwithstanding any other provision herein to the contrary, no advance shall be made hereunder to the extent that the making of such advance would cause the principal balance of this Intercompany Loan, together with the principal balances of the other Intercompany Loans issued by the Borrower, to exceed (a) 97% of the aggregate Outstanding Balance of all Receivables then in the Receivables Pool (including, for this purpose, the aggregate Outstanding Balance of all Receivables proposed to be purchased by the Borrower with the proceeds of such advance), minus (b) without duplication, the aggregate accrued and unpaid other Borrower Obligations (including, for this purpose, the amount that would be required to Cash Collateralize the aggregate Outstanding Balance of all L/C Obligations) at such time.

3.             Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Purchase and Sale Agreement or in the ABL Credit Agreement (as defined in the Purchase and Sale Agreement). In addition, as used herein, the following terms have the following meanings:

1 NTD: Select based on identity of applicable Originator.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 1

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 10 hereof.

“Final Maturity Date” means the Payment Date immediately following the Final Payout Date.

“Senior Interest Holders” means, collectively, the Administrative Agent, the other Secured Parties and each other holder of Senior Interests.

“Senior Interests” means, collectively, all Obligations under the Loan Documents, including any Cash Management Obligations and any Designated Hedging Obligations.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 10 hereof.

4.             Interest. Subject to the Subordination Provisions set forth below, the Borrower promises to pay interest on the outstanding principal balance of this Intercompany Loan at a rate per annum equal to 2.4% until such outstanding balance is paid in full.

5.             Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Borrower shall pay accrued interest on this Intercompany Loan on each Interest Payment Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than an Interest Payment Date at the time of such principal payment.

6.             Basis of Computation. Interest shall accrue hereunder on the basis of an assumed year of 360 days comprised of 12 months of 30 days per month.

7.             Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Intercompany Loan shall be made as follows:

(a)           The entire outstanding principal amount of this Intercompany Loan shall be paid on the Final Maturity Date.

(b)           So long as no Default or Event of Default shall have occurred and be continuing or would result, the principal amount of and accrued interest on this Intercompany Loan may be prepaid by, and in the sole discretion of the Borrower, on any Business Day without premium or penalty.

8.             Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America.

9.             Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Applicable Law, the Borrower agrees to pay all expenses, including the fees, charges and disbursements of legal counsel, incurred by the MNK Lender in seeking to collect any amounts payable hereunder which are not paid when due.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 2

10.           Subordination Provisions. The Borrower covenants and agrees, and the MNK Lender likewise covenants and agrees, that the payment of the principal amount of and interest on this Intercompany Loan is hereby expressly subordinated in right of payment to the payment and performance in full and in cash of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 10:

(a)            No payment or other distribution of the Borrower’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Intercompany Loan except to the extent such payment or other distribution is (i) made only out of the funds the Borrower receives pursuant to Section 2.21 of the ABL Credit Agreement, and no Event of Default or Default shall have occurred and be continuing, or (ii) made pursuant to clause (a) or (b) of paragraph 7 of this Intercompany Loan;

(b)           In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Borrower, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Borrower or any sale of all or substantially all of the assets of the Borrower other than as permitted by the Purchase and Sale Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash, including, without limitation, all interest, fees, charges, expenses and indemnities accruing after the commencement of any bankruptcy, insolvency or similar proceeding with respect to the Borrower, before the MNK Lender shall be entitled to receive and to retain any payment or distribution in respect of this Intercompany Loan. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Intercompany Loan to which the MNK Lender would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) if the MNK Lender shall file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Intercompany Loan, it shall use commercially reasonable efforts to cause said claim or claims to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) the MNK Lender hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Lenders), may in the name of the MNK Lender or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the MNK Lender relating to this Intercompany Loan, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c)           In the event that the MNK Lender receives any payment or other distribution of any kind or character from the Borrower or from any other source whatsoever, in respect of this Intercompany Loan, other than as expressly permitted by the terms of this Intercompany Loan, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the MNK Lender to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith. The MNK Lender will mark its books and records so as clearly to indicate that the Borrower’s interest in this Intercompany Loan is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Intercompany Loan, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including the fees, charges and disbursements of legal counsel) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Intercompany Loan, and any balance thereof shall, solely as between the MNK Lender and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 2.21(c) of the ABL Credit Agreement) toward the payment of the Senior Interests; but as between the Borrower and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 3

(d)           Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Intercompany Loan, while any Bankruptcy Proceedings are pending the MNK Lender shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, the MNK Lender shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Intercompany Loan) to the extent that (i) any payment arising out of the exercise of such rights would be made only out of the funds the Borrower receives pursuant to Section 2.21 of the ABL Credit Agreement and (ii) no Event of Default or Default shall have occurred and be continuing;

(e)           These Subordination Provisions are intended solely for the purpose of defining the relative rights of the MNK Lender, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Intercompany Loan is intended to or shall impair, as between the Borrower, its creditors (other than the Senior Interest Holders) and the MNK Lender, the Borrower’s obligation, which is unconditional and absolute, to pay the MNK Lender the principal of and interest on this Intercompany Loan as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Lender and creditors of the Borrower (other than the Senior Interest Holders);

(f)            The MNK Lender shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Borrower, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Intercompany Loan or any rights in respect hereof or (ii) convert this Intercompany Loan into an equity interest in the Borrower or (iii) amend or modify the Subordination Provisions or the definitions of Senior Interests or Senior Interest Holder or any other term or provision of this Intercompany Loan in any manner adverse to the Senior Interest Holders, unless the MNK Lender shall, in each case, have received the prior written consent of the Administrative Agent;

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 4

(g)           The MNK Lender shall not, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Borrower;

(h)           If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)            Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the MNK Lender, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Loan Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

(j)            The MNK Lender hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k)           Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Loan Documents to which such Persons are party, but without notice to the MNK Lender, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(l)            These Subordination Provisions constitute a continuing offer from the MNK Lender to all Senior Interest Holders. These Subordination Provisions are made for the benefit of the Senior Interest Holders, the Senior Interest Holders are express third party beneficiaries, and the Administrative Agent may proceed to enforce such provisions on behalf of the Senior Interest Holders.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 5

11.           General. No failure or delay on the part of the MNK Lender in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Intercompany Loan shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Borrower and the MNK Lender and (ii) all consents required for such actions under the Loan Documents to which the Borrower or the MNK Lender is a party shall have been received by the appropriate Persons.

12.           Maximum Interest. Notwithstanding anything in this Intercompany Loan to the contrary, the Borrower shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Intercompany Loan would exceed the Highest Lawful Rate, or if the MNK Lender shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable by the Borrower under this Intercompany Loan to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Borrower under this Intercompany Loan shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Borrower or any interest paid by the Borrower in excess of the Highest Lawful Rate shall be refunded to the Borrower. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the MNK Lender under this Intercompany Loan that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the MNK Lender (such Highest Lawful Rate being herein called the “MNK Lender’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the MNK Lender (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the MNK Lender in connection herewith. If at any time and from time to time (i) the amount of interest payable to the MNK Lender on any date shall be computed at the MNK Lender’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the MNK Lender would be less than the amount of interest payable to the MNK Lender computed at the MNK Lender’s Maximum Permissible Rate, then the amount of interest payable to the MNK Lender in respect of such subsequent interest computation period shall continue to be computed at the MNK Lender’s Maximum Permissible Rate until the total amount of interest payable to the MNK Lender shall equal the total amount of interest which would have been payable to the MNK Lender if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 6

13.           Governing Law. THIS INTERCOMPANY LOAN, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

14.           No Proceeding. The MNK Lender hereby agrees that it will not institute, or join any other Person in instituting, against the Borrower any Insolvency Proceeding. The MNK Lender further agrees that notwithstanding any provisions contained in this Intercompany Loan Agreement to the contrary, the Borrower shall not, and shall not be obligated to, pay any amount in respect of this Intercompany Loan or otherwise to the MNK Lender unless the Borrower has received funds which may be used to make such payment. All payments to be made by the Borrower under this Intercompany Loan shall be made exclusively out of Collections or monies received by the Borrower from its shareholder(s) other than the initial share capital. Any amount which the Borrower does not pay pursuant to the operation of the preceding two sentences shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Borrower by the MNK Lender for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied.

15.           Limited Recourse. Except as explicitly set forth herein, the obligations of the Borrower under this Intercompany Loan are solely the obligations of the Borrower. No recourse hereunder shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Borrower.

16.           Captions. Paragraph captions used in this Intercompany Loan Agreement are for convenience only and shall not affect the meaning or interpretation of any provision of this Intercompany Loan Agreement.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 7

IN WITNESS WHEREOF, the Borrower and the MNK Lender have caused this Intercompany Loan Agreement to be executed as of the date first written above.

ST US AR FINANCE LLC

By:
Name
Title

[INO THERAPEUTICS LLC

By:
Name
Title

MALLINCKRODT ARD LLC

By:
Name
Title

MALLINCKRODT APAP LLC

By:
Name
Title

SPECGX LLC

By:
Name
Title

THERAKOS, INC.] [2]

By:
Name
Title

2 NTD: Select based on identity of applicable Originator.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit B- 8

Exhibit C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of ____________, 20__ (this “Agreement”) is executed by ___________________, a _________________ (the “Additional Originator”), with its principal place of business located at _________________.

BACKGROUND:

A.            ST US AR Finance LLC, a Delaware limited liability company (the “Buyer”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Purchase and Sale Agreement, dated as of June 16, 2022 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Purchase and Sale Agreement”).

B.            The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Purchase and Sale Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1. Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Purchase and Sale Agreement or in the ABL Credit Agreement (as defined in the Purchase and Sale Agreement).

SECTION 2. Loan Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Purchase and Sale Agreement and each of the other relevant Loan Documents to which all the other Originators are a parties. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Purchase and Sale Agreement, the Additional Originator shall be an Originator for all purposes of the Purchase and Sale Agreement and all other Loan Documents. The Additional Originator hereby acknowledges that it has received copies of the Purchase and Sale Agreement and the other Loan Documents.

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C- 1

SECTION 3. Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Purchase and Sale Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [__________], and the offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Security is as follows:

___________________________

___________________________

___________________________

SECTION 4. Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Buyer, the other Originators, and their assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C- 2

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name
Title

Consented to:

ST US AR FINANCE LLC

By:
Name:
Title:

Consented to:

BARCLAYS BANK PLC,
as Administrative Agent

By:
Name:
Title:

Acknowledged by:

[ORIGINATORS]

By:
Name:
Title:

MEH, INC.

By:
Name:
Title:

Purchase and Sale Agreement (Mallinckrodt)

Exhibit C- 3